EXHIBIT 10.25
Base Salaries of Named Executive Officers
The executive officers named in the compensation table in Monsanto’s proxy statement dated Dec. 10, 2010 (the “Named Executive Officers”) have their base salaries determined yearly by the People and Compensation Committee (the “Committee”) of the Board of Directors. It is anticipated that such determinations will occur annually, effective during a pay period in the following January. The Named Executive Officers are all “at will” employees, and do not have written or oral employment agreements other than change of control agreements, the form of which is filed, as required, as an exhibit to reports filed by the Company under the Exchange Act. The Company, upon the approval of the Committee, retains the right to unilaterally decrease or increase the Named Executive Officers’ base salaries at any time.
In October 2011, the Committee approved for the Company’s Named Executive Officers, as well as Pierre Courduroux, who became our chief financial officer on Jan. 1, 2011, the following base salaries to become effective as of Jan. 9, 2012:

	Base Salary	Base Salary
Named Executive Officer	(as of 1/10/11)	(as of 01/09/12)
Hugh Grant Chairman of the Board, President and Chief Executive Officer	$1,403,780	$1,431,856
Pierre C. Courduroux Senior V.P. and Chief Financial Officer	$425,000	$525,000
Brett D. Begemann Executive Vice President, Seeds & Traits	$551,000	$600,000
Robert T. Fraley, Ph.D. Executive V.P. and Chief Technology Officer	$612,000	$624,240
David F. Snively Executive Vice President, Secretary and General Counsel	$529,000	$530,400

*	The table above does not include calendar year 2011 or 2012 base salary information for Mr. Carl Casale, who was a Named Executive Officer. His employment with Monsanto terminated on Dec. 31, 2010.
The Company intends to provide additional information regarding other compensation awarded to the Named Executive Officers and Mr. Courduroux in respect of and during the 2011 fiscal year in the proxy statement for its 2012 annual meeting of shareowners, which proxy statement is expected to be filed with the Securities and Exchange Commission in December 2011.